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                                   ALZA CORPORATION

                                          TO

                            THE CHASE MANHATTAN BANK, N.A.
                                       Trustee


                                      INDENTURE

                              Dated as of April __, 1996


                                     $400,000,000*


                   __% Convertible Subordinated Debentures due 2006


- --------------------------------------------------------------------------------

- ----------------------------
*   $460,000,000 if the Over-Allotment Option is exercised in full.

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         INDENTURE, dated as of April __, 1996, between ALZA Corporation, a
Delaware corporation (the "Company," as more fully set forth in Section 1.1), and The Chase Manhattan Bank, N.A., a national banking association duly organized and existing under the laws of the United States, not in its individual capacity but solely as trustee (the
"TRUSTEE," as more fully set forth in Section 1.1).

                                 W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issue of its __% Convertible Subordinated Debentures due 2006 (the "DEBENTURES"), in an aggregate principal amount specified herein and has duly authorized the execution and delivery of this Indenture.

         NOW, THEREFORE:

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the respective holders from time to time of the Debentures:

                                      ARTICLE I

                                     DEFINITIONS

         Section 1.1 DEFINITIONS. The terms defined in this Section 1.1 (except as otherwise expressly provided herein or in any indenture supplemental hereto) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings set forth in this Section 1.1.

         AFFILIATE: The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         BOARD OF DIRECTORS: The term "Board of Directors" or "Board" shall mean, with respect to any matter, the Board of Directors of the Company or a committee of such Board duly authorized, with respect to such matter, to exercise the power of such Board.

         BUSINESS DAY: The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which banking institutions in The City of New York are not authorized or obligated by law or executive order to close.

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         Cash or cash:  The term "cash" means such coin or currency of The
         ----    ----
United States of America as at any time of payment is legal tender for the payment of public and private debts.

         COMMISSION: The term "Commission" shall mean the Securities and Exchange Commission.

         COMMON STOCK: The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

         COMPANY: The term "Company" shall mean ALZA Corporation, a Delaware corporation, until a successor replaces it pursuant to the provisions of Article XI and, thereafter, shall mean such successors. The foregoing sentence shall likewise apply to any subsequent successor or successors.

         COMPANY ORDER: The term "Company Order" shall mean a written order signed in the name of the Company by (a) either of its Co-Chairmen of the Board, its Chief Executive Officer, President or any Vice President, and (b) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         CORPORATE TRUST OFFICE: The term "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York, 11245 Attention: Institutional Trust Group.

         DEBENTURE or DEBENTURES: The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.


         DEBENTUREHOLDER or HOLDER: The terms "Debentureholder" or "Holder" as applied to any Debenture, shall mean any person in whose name such Debenture is registered on the Registrar's books.

         DEFAULT: The term "Default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         EXCHANGE ACT: The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder, as in effect from time to time.

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         EVENT OF DEFAULT:  The term "Event of Default":  shall mean any event specified in Section 6.1(a), (b), (c), (d), (e), (f) or (g).

         INDENTURE: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented in accordance with the terms hereof, as so amended or supplemented.

         OFFICER: The term "Officer" means either Co-Chairman of the Board, the Chief Executive Officer, President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

         OFFICERS' CERTIFICATE: The term "Officers' Certificate," when used with respect to the Company, shall mean a written certificate containing the information specified in Section 11.3, 16.5 or 16.6 signed by both (a) the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company.

         OPINION OF COUNSEL: The term "Opinion of Counsel" shall mean a written opinion containing the information specified in Section 11.3, 16.5 or 16.6, of counsel who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee.

         OVER-ALLOTMENT OPTION: The term "Over-Allotment Option" shall mean the option of the Underwriter to purchase additional Debentures in the aggregate principal amount of up to $60,000,000 as provided in the Purchase Agreement referred to in Section 2.2 hereof.

         PERSON: The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PREDECESSOR DEBENTURE: The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debentures; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

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         REDEMPTION DATE:  The term "Redemption Date" means the date specified for redemption of any of the Debentures in accordance with the terms of the Debentures and this Indenture.

         REDEMPTION PRICE: The term "Redemption Price" shall have the meaning set forth in the Debentures.

         RESPONSIBLE OFFICER: The term "Responsible Officer," shall mean, with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         SECURITIES ACT: The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         SENIOR INDEBTEDNESS: The term "Senior Indebtedness" means the principal of, and premium, if any, and unpaid interest on, all present and future (i) indebtedness of the Company for borrowed money, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (iv) obligations of the Company as lessee under (A) leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (B) leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party, (v) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses
(i) through (iv) above, and (vi) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Debentures. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or any indebtedness or obligations under the Company's Liquid Yield Option Notes due 2014 (Zero Coupon-
Subordinated).

         SUBSIDIARY: The term "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership in which the Company or a Subsidiary of the Company, at the date of determination holds in excess of 50% of the profits or voting interests of, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         TRUST INDENTURE ACT: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended as it was in force at the date of execution of this Indenture.

         TRUST OFFICER: The term "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         TRUSTEE: The term "Trustee" shall mean The Chase Manhattan Bank, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         UNDERWRITER: The term "Underwriter" means Merrill Lynch, Pierce Fenner & Smith Incorporated.

         Section 1.2  OTHER DEFINITIONS:
                                                                 Defined in
              Term                                                 Section
              ----                                               ----------

"Beneficial Owner" . . . . . . . . . . . . . . . . . . . . . . .    15.3(1)
"Capital Stock". . . . . . . . . . . . . . . . . . . . . . . . .       14.6
"Change in Control". . . . . . . . . . . . . . . . . . . . . . .       15.4
"Closing Price". . . . . . . . . . . . . . . . . . . . . . . . . 14.5(g)(1)
"Company Notice" . . . . . . . . . . . . . . . . . . . . . . . .    15.2(a)
"Conversion Agent" . . . . . . . . . . . . . . . . . . . . . . .        2.3
"Conversion Price" . . . . . . . . . . . . . . . . . . . . . . .       14.4
"Current Market Price" . . . . . . . . . . . . . . . . . . . . . 14.5(g)(2)
"Legal Holiday". . . . . . . . . . . . . . . . . . . . . . . . .       16.7
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . .        2.3
"Purchase Agreement" . . . . . . . . . . . . . . . . . . . . . .        2.2
"Registrar". . . . . . . . . . . . . . . . . . . . . . . . . . .        2.3

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"Repurchase Date". . . . . . . . . . . . . . . . . . . . . . . .       15.1
"Repurchase Price" . . . . . . . . . . . . . . . . . . . . . . .       15.1
"Senior Indebtedness Default". . . . . . . . . . . . . . . . . .        4.2
"Trading Day". . . . . . . . . . . . . . . . . . . . . . . . . . 14.5(g)(5)
"Trigger Event". . . . . . . . . . . . . . . . . . . . . . . . .    14.5(d)

         Section 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

    "Commission" means the Securities and Exchange Commission.

    "indenture securities" means the Debentures.

    "indenture security holder" means a Debentureholder.

    "indenture to be qualified" means this Indenture.

    "indenture trustee" or "institutional trustee" means the Trustee.

    "obligor" on the indenture securities means the Company.

         All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act or defined by Trust Indenture Act reference to another statute or regulation have the meanings assigned to them by such definitions.

         Section 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

              (1)  a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

              (3)  "or" is not exclusive;

              (4)  "including" means including, without limitation;

              (5) words in the singular include the plural, and words in the plural include the singular; and

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              (6)  the words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                      ARTICLE II

                                    THE DEBENTURES

         Section 2.1 FORM AND DATING. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Debenture shall be dated the date of its authentication.

         Section 2.2 EXECUTION AND AUTHENTICATION. The Debentures shall be executed by the Company by either of its Co-Chairmen of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the time of issuance of such Debentures.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and make available for delivery Debentures for original issue in an aggregate principal amount of up to $400,000,000 upon a Company Order without any further action by the Company; PROVIDED, HOWEVER, that in the event that the Company sells any Debentures pursuant to the Over Allotment Option granted pursuant to Section 2(b) of the Purchase Agreement, dated _________, 1996, between the Company and the Underwriter (the "PURCHASE AGREEMENT"), then the Trustee shall authenticate and deliver Debentures for original issue in an aggregate principal amount of up to $400,000,000 plus up to

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$60,000,000 aggregate principal amount of the Debentures sold pursuant to the
Over-Allotment Option upon a Company Order without any further action by the Company. The aggregate principal amount of the Debentures outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.7.

         Section 2.3  REGISTRAR, PAYING AGENT AND CONVERSION AGENT.  The
Company shall maintain an office or agency where the Debentures may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where the Debentures may be presented for repurchase or payment ("PAYING AGENT") and an office or agency where the Debentures may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agents. The term Conversion Agent includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (with the consent of the Trustee) other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 5.2. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Debentures.

         Section 2.4 PAYING AGENT TO HOLD ASSETS IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any Debenture, the Company shall deposit with the Paying Agent cash or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all assets held by the Paying Agent for the making of payments in respect of the Debentures and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all assets so held in trust. If the Company, a Subsidiary or an affiliate of either of them acts as Paying Agent, it shall segregate the assets held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all assets held by it to the Trustee and to account for any assets disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

         Section 2.5 DEBENTUREHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on January 1 and July 1 a list of the names and addresses of Debentureholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonable require, of the names and addresses of Debentureholders.

         Section 2.6 TRANSFER AND EXCHANGE. Upon surrender for registration of transfer of any Debenture, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Debentureholder or such Debentureholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3 or at the office or agency referred to in Section 5.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

         Transfers of Debentures may be effected only by surrender of the Debentures to the Company for registration and the issuance by the Company of one or more new Debentures. As provided in Section 9.3, until such surrender and registration, the Company may treat the holders of Debentures appearing on the Debenture register as the absolute owners of such Debentures.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Debentureholder or such Debentureholder's attorney duly authorized in writing, at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed), (b) any Debentures in respect of which a repurchase notice has been given and not withdrawn by the Holder thereof in accordance with
Section 15.2 (except, in the case of Debentures to be purchased in part, the portion thereof not to be purchased) or (c) any Debentures for a period of 15 days before a selection of the Debentures to be redeemed.

         Section 2.7 REPLACEMENT DEBENTURES. If (a) any mutilated Debenture is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a BONA FIDE purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Debenture, pay or redeem such Debenture, as the case may be.

         Upon the issuance of any new Debentures under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         Section 2.8 OUTSTANDING DEBENTURES; DETERMINATIONS OF HOLDERS' ACTION. Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Debentures for which the Trustee has authenticated and made available for delivery a new Debenture in lieu therefor pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate thereof holds the Debenture; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and X).

         If a Debenture is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a BONA FIDE purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or on a Repurchase Date, or on the stated maturity date, cash or, if permitted by the terms hereof, securities sufficient to pay the Debentures payable on that date, then on and after that date such Debentures shall cease to be outstanding and interest, if any, on such Debentures shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price or Repurchase Price, upon delivery of the Debenture in accordance with the terms of this Indenture); PROVIDED, that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Debenture is converted in accordance with Article XIV then from and after such conversion the Debenture shall cease to be outstanding and interest, if any, shall cease to accrue on such Debenture.

         Section 2.9 TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 2.3 or 5.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         Section 2.10 CANCELLATION. All Debentures surrendered for payment, redemption by the Company pursuant to Article III, conversion pursuant to
Article XIV, repurchase by the Company pursuant to Article XV, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XIV. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of by the Trustee in accordance with its normal procedures and evidence of such disposition shall be delivered to the Company unless the Company directs by Company Order that the Trustee deliver cancelled Debentures to the Company.

                                     ARTICLE III

                                      REDEMPTION

         Section 3.1 RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Debentures for cash in accordance with the provisions set forth in the Debentures. If the Company elects to redeem Debentures pursuant to such provisions, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Debentures to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2 SELECTION OF DEBENTURES TO BE REDEEMED. If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed PRO RATA or by lot, or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). The Trustee shall make the selection at least 35 but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the principal amounts of Debentures that have denominations larger than $1,000. Debentures and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly, but not less than 35 days before the Redemption Date, of the Debentures or portions of Debentures to be redeemed.

         If any Debenture selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Debentures to be redeemed by the Company, to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this
Section 3.2 shall affect the right of any Holder to convert any

Debenture pursuant to Article XIV before the termination of the conversion right with respect thereto.

         Section 3.3 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Debentures to be redeemed in the manner provided in Section 16.3.

         The notice shall identify the Debentures to be redeemed and shall state:

              (1)  the Redemption Date;

              (2)  the Redemption Price;

              (3)  the Conversion Price;

              (4) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 5.2;

              (5) that Debentures called for redemption may be converted at any time before the close of business on the Redemption Date;

              (6) that Holders who want to convert Debentures must satisfy the requirements set forth in the Debentures;

              (7) that Debentures called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 5.2 to collect the Redemption Price;

              (8)  the CUSIP number of the Debentures;

              (9) if fewer than all the outstanding Debentures are to be redeemed, the certificate numbers and principal amounts of the particular Debentures to be redeemed; and

              (10) that, unless the Company defaults in payment of the Redemption Price, interest, if any, on Debentures selected for redemption, will cease to accrue on and after the Redemption Date.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         Section 3.4 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Debentures that are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent or at the office or agency referred to in Section 5.2, such Debentures called for redemption shall be paid at the Redemption Price therefor.

         Section 3.5 DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any cash, with interest, if any, thereon, not required for that purpose because of conversion of Debentures pursuant to
Article XIV. If such cash is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.6 DEBENTURES REDEEMED IN PART. Upon surrender of a Debenture that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unredeemed portion of the Debenture surrendered.

         Section 3.7 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Debentures by paying to the Trustee in trust for the Debentureholders whose Debentures are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Debentures is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Debentures. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Debentures, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and interest, if any. If such an agreement is entered into, any Debentures not duly surrendered for conversion by the Holders thereof may, at the option of the Company be deemed, to the fullest extent permitted (notwithstanding anything to the contrary contained in Article

XIV), surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Debentures are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                      ARTICLE IV

                             SUBORDINATION OF DEBENTURES

         Section 4.1 DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Debenture, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article IV, the indebtedness represented by the Debentures and the payment of the principal, Redemption Price, Repurchase Price and interest, if any, in respect of each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         No provision of this Article IV shall prevent the occurrence of any Default or Event of Default hereunder.

         Section 4.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION. Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the Holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the holders of the Debentures are entitled to receive any payment of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price of Debentures submitted for repurchase in accordance with Section 15.2) and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures.

         In the event that, notwithstanding the foregoing provisions of this
Section 4.2, the Trustee or the holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article XI shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 4.2 if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article XI.

         Section 4.3 PRIOR PAYMENT OF SENIOR INDEBTEDNESS UPON ACCELERATION OF DEBENTURES. In the event that any Debentures are declared due and payable before their stated maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price of any Debentures submitted for repurchase in accordance with Section 15.2 or on account of the purchase or other acquisition of Debentures).

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 4.2 would be applicable.

         Section 4.4 NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (a "SENIOR INDEBTEDNESS DEFAULT"), unless and until such Senior Indebtedness Default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) of principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price of any Debentures submitted for repurchase in accordance with
Section 15.2 or on
account of the purchase or other acquisition of Debentures shall be made, nor may the Company pay cash with respect to the purchase price or upon conversion of any Debentures (other than cash in lieu of fractional shares).

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the holder of any Debentures prohibited by the foregoing provisions of this Section 4.4, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 4.2 would be applicable.

         Section 4.5 PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 4.2 or under the conditions described in Section
4.3 or 4.4, from making payments at any time of principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with
Section 3.2 or the Repurchase Price with respect to Debentures submitted for repurchase in accordance with Section 15.2) or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price with respect to Debentures submitted for repurchase in accordance with Section 15.2), or the retention of such payment by the Holders of the Debentures, if, at the time of such application by the Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this
Article IV.

         Section 4.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price with respect to Debentures submitted for repurchase in accordance with Section 15.2), shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or of the Senior Indebtedness.

          Section 4.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provi-sions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the holders of the Debentures the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Section 3.2 or the Repurchase Price with respect to Debentures submitted for repurchase in accordance with Section 15.2) as and when the same shall become due and payable in accordance with the terms of the Debentures and this Indenture; or (b) affect the relative rights against the Company of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.

          Section 4.8 TRUSTEE TO EFFECTUATE SUBORDINATION. Each holder of a Debenture by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          Section 4.9 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          Section 4.10 NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice therefor from the Company or a holder of Senior Indebtedness or from any trustee thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist.

          Subject to the provision of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence required with respect to the right of any Person as a holder of Senior Indebtedness to partic-ipate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 4.11 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the holders of the Debentures shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bank-ruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          Section 4.12 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

          Section 4.13 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          Section 4.14 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 4.10 and 4.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 4.15 CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.2 or submitted for repurchase in accordance with
Section 15.2) or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of principal of such Debenture. For the purposes of this Section, the term "JUNIOR SECURITIES" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article XV.

                                    ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

          Section 5.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures due on any semi-annual interest payment date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Debentures entitled thereto as they shall appear on the Debenture register.

          Section 5.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The City of New York, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and deeds to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in The City of New York.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company will give prompt written notice to the holders of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Brooklyn, The City of New York (which shall initially be The Chase Manhattan Bank, N.A. located at 4 Chase MetroTech Center, Brooklyn, New York 11245, as an office or agency of the Company for each of the aforesaid purposes.

          Section 5.3 APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a successor Trustee, so that there shall at all times be a Trustee qualified and acting hereunder.

          Section 5.4 CORPORATE EXISTENCE. Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          Section 5.5 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the princi-pal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          Section 5.6 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending closest to December 31, 1996) an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, such Officers' Certificate shall describe the Default and its status.

          Section 5.7 SEC REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements, and the Trustee shall make any such reports available to Debentureholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Trust Indenture Act
Section 314(a).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          Section 6.1 EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

               (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is permitted under Article IV hereof; or

               (b) default in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article III or repurchase pursuant to Article XV, by acceleration or otherwise, whether or not such payment is permitted under Article IV hereof; or

               (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is else-where in this Section 6.1 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Debentures at the time outstanding; or

               (d) failure on the part of the Company to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $30 million, and continuance of such failure within a period of thirty (30) days after the date on which the written notice of such failure shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Debentures at the time outstanding; or

               (e) default by the Company with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $30 million without such indebtedness having been discharged, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, or such acceleration having been rescinded or annulled within thirty (30) days after the date on which the written notice of such default shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Debentures at the time outstanding; or

               (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

               (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.1(f) or (g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 6.1(f) or (g) occurs, the principal of all the Debentures and the interest accrued thereon shall be immediately and automatically due and payable without any further action on the part of the Company, the Trustee or the holders of the Debentures. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payments of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.7, and if any and all Defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to
Section 6.7, then the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Trustee in writing promptly upon becoming aware of any Default or Event of Default.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

          Section 6.2 PAYMENTS OF DEBENTURES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) if the Company defaults in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such Default shall have continued for a period of thirty (30) days, or (b) the Company Defaults pursuant to Section 6.1(b) then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

          If the Company fails promptly to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

          If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.7.

          All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

         In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

         Section 6.3 APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article VI shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

              First:  To the payment of all amounts due the Trustee under
         Section 7.7;

              Second: Subject to the provisions of Article IV, if the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

              Third: Subject to the provisions of Article IV, if the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and PROVIDED, that if such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

              Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         Section 6.4 PROCEEDINGS BY DEBENTUREHOLDER. No holder of any Debenture shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless the holders of not less than 25 percent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.7; no one or more holders of Debentures shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 6.4, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given at law or in equity.

         Notwithstanding any other provision of this Indenture and the Debentures, the right of the holder of any Debenture to receive payment of the principal of and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

         Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

         Section 6.5 PROCEEDINGS BY TRUSTEE. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 6.6 REMEDIES CUMULATIVE AND CONTINUING. Except as provided in Section 2.7, all powers and remedies given by this Article VI to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of the Debentures to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and subject to the provisions of Section 6.4, every power and remedy given by this Article VI or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

         Section 6.7 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF DEBENTUREHOLDERS. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock, (iii) a Default in the payment of Redemption Price pursuant to Article III or Repurchase Price pursuant to Article XV or (iv) a Default in respect of a covenant or provisions hereof which under
Article X cannot be modified or amended without the consent of the holders of all Debentures then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.7, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 6.8 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; PROVIDED that the provisions of this Section 6.8 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 8.4, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article XIV or to require the Company to repurchase any Debenture in accordance with Article XV.


                                     ARTICLE VII

                                       TRUSTEE

         Section 7.1  DUTIES OF TRUSTEE.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of an Event of Default:

              (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (1)  this paragraph (c) does not limit the effect of paragraph
(b) of this Section 7.1;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.7.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
         Section 7.1.

              (e) The Trustee (and its directors, officers, employees and agents) may refuse to perform any duty or exercise any right or power hereunder or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

              (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder except as the Trustee may otherwise have agreed in writing with the Company.

         Section 7.2  RIGHTS OF TRUSTEE.


              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.


              (d) Subject to the provisions of Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

              (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee (and its directors, officers, employees and agents) security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

              (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         Section 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of the Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4 TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, it shall not be responsible for any statement in the registration statement for the Debentures under the Securities Act or in the Indenture or the Debentures (other than its certificate of authentication), or the determination as to the Persons entitled to receive any notices hereunder.

         Section 7.5 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall give to each Debentureholder notice of the Default within 90 days after it occurs. Except in the case of a Default described in Section 6.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Debentureholders.

         Section 7.6 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Debentureholder a brief report dated as of such June 15 that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Section 313(b).

         A copy of each report at the time of its mailing to Debentureholders shall be provided to the Company and shall be filed with the Commission and each stock exchange on which the Debentures are listed. The Company agrees promptly to notify the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

         Section 7.7  COMPENSATION AND INDEMNITY.  The Company agrees:

              (a) to pay to the Trustee from time to time such compensation as shall have been agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (c) to indemnify each of the Trustee or any predecessor Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall give the Company prompt notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.7. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.1(f) or (g), the expenses are intended to constitute expenses of administration under Federal or State bankruptcy laws. The provisions of this Section shall survive the termination of this Indenture.

         Section 7.8 REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this
Section 7.8. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

              (1)  the Trustee fails to comply with Section 7.10;

              (2)  the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         From and as of the appointment of a successor Trustee, the predecessor Trustee shall have no liability for acts or omissions of the successor Trustee and the successor Trustee shall be responsible for all fees and expenses incurred from and as of the date of such appointment.

         Section 7.9 SUCCESSOR TRUSTEE BY MERGER. Except as otherwise provided in Section 7.8(1) or 7.8(4), if the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b), including the optional provision permitted by the second sentence of Trust Indenture Act
Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in Trust Indenture Act Section 310(b)(1), the provisions contained in the proviso to Trust Indenture Act Section 310(b)(1) shall be deemed incorporated herein.

         Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.


                                     ARTICLE VIII

                           CONCERNING THE DEBENTUREHOLDERS

         Section 8.1 ACTION BY DEBENTUREHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee shall fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

         Section 8.2 PROOF OF EXECUTION BY DEBENTUREHOLDERS. Subject to the provisions of Sections 7.1, 7.2 and 9.6, proof of the execution of any instrument by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

         The record of any Debentureholders' meeting shall be proved in the manner provided in Section 9.6.

         Section 8.3  WHO ARE DEEMED ABSOLUTE OWNERS.  The Company, the
Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purpos-es and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any authenticating agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

         Section 8.4 REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Company or with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.2, revoke such action so far as it concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                      ARTICLE IX

                              DEBENTUREHOLDERS' MEETINGS

         Section 9.1 PURPOSE OF MEETINGS. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article IX for any of the following purposes:

              (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article VI;

              (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

              (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.2; or

              (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         Section 9.2 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 9.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.1, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

         Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 9.3 CALL OF MEETINGS BY COMPANY OR DEBENTUREHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place at any location for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in
Section 9.2.

         Section 9.4 QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Debentureholders a Person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel and any representative of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 9.5 REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 9.3, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 8.4, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
9.2 or 9.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         Section 9.6 VOTING. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
9.2. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 9.7 NO DELAY OF RIGHTS BY MEETING. Nothing in this Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                      ARTICLE X

                               SUPPLEMENTAL INDENTURES

         Section 10.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBENTUREHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

              (a) to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of
         Section 14.6 or the repurchase obligations of the Company pursuant to the requirements of Section 15.5;

              (b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

              (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XI;

              (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

              (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interest of any holder of the Debentures; or

              (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures.

         The Trustee shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provision of this Section
10.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.2.

         Section 10.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS. With the consent (evidenced as provided in Article XIII) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (A) (i) extend the fixed maturity of any Debenture, (ii) reduce the rate or extend the time of payment of interest thereon, (iii) reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, (iv) impair the right of any Debentureholder to institute suit for the payment thereof, (v) make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than cash, (vi) modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders in any material respect, (vii) change the obligation of the Company to repurchase any Debenture upon the occurrence of a Change in Control in a manner adverse to the holder of Debentures, (viii) impair the right to convert the Debentures into Common Stock subject to the terms set forth herein, including Section 14.6, without the consent of the holder of each Debenture so affected, or (B) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

         Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution or any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the Debentureholders under this Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 10.3 EFFECT OF SUPPLEMENTAL INDENTURE. Any supplemental indenture executed pursuant to the provisions of this Article X shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 10.4 NOTATION ON DEBENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

         Section 10.5 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X.

                                      ARTICLE XI

                  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 11.1 COMPANY MAY CONSOLIDATE ETC. ON CERTAIN TERMS. Subject to the provisions of Section 11.2, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 14.6.

         Section 11.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of ALZA Corporation any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the event of any such lease), the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XI may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         Section 11.3 OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 7.1 and 7.2, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this
Article XI.

                                     ARTICLE XII

                       SATISFACTION AND DISCHARGE OF INDENTURE

         Section 12.1 DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section
16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

         Section 12.2 DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Section 12.4, all monies deposited with the Trustee pursuant to
Section 12.1 and not in violation of Article IV shall be held in trust for the sole benefit of the


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

Debentureholders and not to be subject to the subordination provisions of
Article IV, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

         Section 12.3 PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon written request of the Company, be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         Section 12.4 RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

         Section 12.5 REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.2; PROVIDED, HOWEVER, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                     ARTICLE XIII

                       IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                OFFICERS AND DIRECTORS

         Section 13.1 INDENTURE AND DEBENTURES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporations, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                     ARTICLE XIV

                               CONVERSION OF DEBENTURES

         Section 14.1 RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture shall have the right, at such Holder's option, at any time prior to the close of business on [____], 2006 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in Section 14.2 or Section 3.4, at the close of business on the Business Day next preceding the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, in the manner provided in Section 14.2. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article XIV.

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

         Section 14.2 EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to any Debenture, the holder of such Debenture shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 14.2, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 14.7. Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section
14.3. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregated principal amount equal to the unconverted portion of the surrendered Debenture.

         Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 14.2 have been satisfied as to such Debenture (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall be surrendered.

         Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Debenture or portion thereof being converted shall have been called for redemption during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. Except as provided above in this Section 14.2, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article.

         Section 14.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the holder of Debentures. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

         Section 14.4 CONVERSION PRICE. The conversion price shall be as specified in the form of Debenture (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XIV.

         Section 14.5 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Company as follows:

              (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 14.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, no adjustment need be made to the Conversion Price if the holders of the Debentures are to participate in such issuance of rights or warrants on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in such issuance of rights or warrants; PROVIDED that no Holder shall be required to convert such Holder's Debenture. In the event that such Board of Directors determination is not made, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator



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

         shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustments shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

              (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 14.5(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 14.5(b), and excluding any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 14.5(d) called the "SECURITIES")), then, in each such case (unless (i) the Company elects to reserve such Securities for distribution to the Debentureholders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its Debentures into Common Stock immediately prior to the Record Date (as defined in Section 14.5(g) for such distribution of the Securities) or (ii)the Holders are entitled to participate in such distribution on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in such distribution), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Debenture on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 14.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         In the event the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.5 (and no adjustment to the Conversion Price under this Section 14.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 14.5(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 14.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exer-cise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 14.5(d) and Sections 14.5(a) and (b), any dividend or distribution to which this Section 14.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both) referred to in Section 14.5(b), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 14.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 14.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 14.5(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
Section 14.5(a).

              (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any cash dividend or other cash distribution on the Common Stock paid during any 12-month period which when combined with (A) all such all-cash distributions made within such 12-month period in respect of which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by the Company or any of its subsidiaries for Common Stock concluded within such 12-month period in respect of which no adjustment has been made, does not exceed 15% of the Company's market capitalization (being the product of the Current Market
         Price of the Common Stock times the number of shares of Common
         Stock then outstanding) on the record date for such dividend or distribution, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the, same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Debenture on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
         (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective as of immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

                    (g)  For purposes of this Section 14.5, the following
terms shall have the meaning indicated:

              (1) "CLOSING PRICE" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

              (2) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.5(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 14.5(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 14.5(d) or (f) whose determination

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

shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 14.5(f) the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 14.5(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution,
(2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

              (3) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

              (4) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

              (5) "TRADING DAY" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security

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

is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 14. 5(a), (b), (c),
         (d), (e) and (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) business days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

              (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 14.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIV shall be made by the Company and shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

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

                (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Debenture at his last address appearing on the Debenture register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

              (k) In any case in which this Section 14.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.3.

              (l) For purposes of this Section 14.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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

Section 14.6 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 14.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation (as

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

as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this
Section 14.6 the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at his address appearing on the Debenture register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 14.6 applies to any event or occurrence, Section 14.5 shall not apply.

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

         Section 14.7 TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and, in such event, the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax had been paid.

         Section 14.8 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Debentures.

         Section 14.9 RESPONSIBILITY OF TRUSTEE. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Debentures to

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


determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of
Section 7.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 14.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 14.10  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.  In case:

              (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 14.5; or

              (2) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

              (3)  of any reclassification or reorganization of the Common
Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the


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

Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

              (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures, as promptly as possible but in any event at least fifteen
(15) days prior to the applicable date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                      ARTICLE XV

                           REPURCHASE OF DEBENTURES AT THE
                     OPTION OF THE HOLDER UPON CHANGE IN CONTROL

         Section 15.1 RIGHT TO REQUIRE REPURCHASE. In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "REPURCHASE DATE") that is 30 days after the date of the Company Notice (as defined in Section 15.2) for cash at a purchase price equal to 100% of the principal amount (the "REPURCHASE PRICE"), plus interest accrued and unpaid interest to, but excluding, the Repurchase Date; PROVIDED that if the Repurchase Date is _________ or ________, then the interest payable on such date shall be paid to the holder of record of the Debenture on the next preceding __________ or _____________, respectively. Whenever in this Indenture there is a reference, in any context, to the principal of any Debenture as of any time,


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

such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Debenture to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

         Section 15.2  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

              (a) Unless the Company shall have theretofore called for redemption all of the outstanding Debentures pursuant to Article III, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request of the Company on or before the 15th day after such occurrence, the Trustee shall give to all holders of Debentures notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

         Each Company Notice shall state:

                      (i)    the Repurchase Date,

                     (ii) the date by which the repurchase right must be exercised,

                    (iii)    the Repurchase Price,

                     (iv) a description of the procedure which a holder must follow to exercise a repurchase right,

                      (v) that on the Repurchase Date the Repurchase Price will become due and payable upon each such note designated by the holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                     (vi) the Conversion Price, the date on which the right to convert the Debentures to be repurchased will terminate and the places where such Debentures may be surrendered for conversion, and

                    (vii) the place or places where such Debentures are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

         No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a


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

repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

         If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

              (b) To exercise a repurchase right, a holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Debentures to be repurchased (and, if any Debenture is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debentures with respect to which the repurchase is being exercised.

              (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash, for payment to the holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Debentures as to which the purchase right has been exercised.

              (d) If any Debenture (or portion thereof) surrendered for repurchase to be paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate borne by the Debentures, and each Debenture shall remain convertible into Common Stock until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

              (e) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee authenticate and deliver to the holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Debenture so surrendered that was not repurchased.

              (f) Any holder that has delivered to the Trustee its written notice exercising its right to require the Company to repurchase its Debentures upon a Change in Control shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee prior to the close of business on such date. A Debenture in respect of which a holder is exercising its option to require repurchase upon a Change in Control may be converted into Common Stock in accordance with Article XV only if such holder withdraws its notice in accordance with the preceding sentence.

         Section 15.3 CERTAIN DEFINITIONS. For purposes of this Article XV only,

              (1) the term "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act; and

              (2) the term "PERSON" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

         Section 15.4 CHANGE IN CONTROL. A "CHANGE IN CONTROL" shall be deemed to have occurred at such time after the original issuance of the Debentures as:

              (1) there is a report filed by any Person, other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any such Subsidiary, on Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing that such Person has become the Beneficial Owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company which entitle such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; or

              (2) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (i) any such transaction pursuant to which the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock).

         Section 15.5 CONSOLIDATION, MERGER, ETC. In the case of any reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 14.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Debentures to cause the company to repurchase the Debentures following a Change in Control, including without limitation the applicable provisions of this Article XV and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                                     ARTICLE XVI

                               MISCELLANEOUS PROVISIONS

         Section 16.1 SUCCESSORS. All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 16.2 OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act of proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee


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

or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         Section 16.3 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

         if to the Company:

              ALZA Corporation
              950 Page Mill Road
              P O Box 10950
              Palo Alto, California 94303 - 0802
              Attention:  Vice President and General Counsel

         if to the Trustee:

              The Chase Manhattan Bank, N.A.
              4 Chase MetroTech Center, 3rd Floor
              Brooklyn, New York  11245
              Attention: Institutional Trust Group

         The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Debentureholder shall be mailed to such Holder by first class mail, postage prepaid, at his address as it appears on the Debenture register and shall be sufficiently given to such Holder if so mailed with the time prescribed.

         Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 16.4 GOVERNING LAW. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York, without regard to principles of conflict of laws.

         Section 16.5  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provid-ed for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 16.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

              (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

              (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         Section 16.7 LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no interest, if any, shall accrue for the intervening period.

         Section 16.8 TRUST INDENTURE ACT CONTROLS. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

         Section 16.9 NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

         Section 16.10 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debenture registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal for equitable right, remedy or claim under this Indenture.

         Section 16.11 TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 16.12 AUTHENTICATING AGENT. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authenticating and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.2, 2.6, 2.7, 2.9, 3.3, 14.2 and 15.2, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 7.9.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticated agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 16.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture, and upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture register.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 7.6.

         The provisions of Sections 7.2, 7.3, 7.4, 8.3 and this Section 16.12 shall be applicable to any authenticating agent.

         Section 16.13 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 16.14 RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of the Debentureholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 16.15 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

         Section 16.16 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         The Chase Manhattan Bank, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, all as of the date first written above.

ALZA CORPORATION



                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________


Attest:

____________________
Title:


                                             THE CHASE MANHATTAN BANK, N.A.
                                             not in its individual capacity but
                                             solely as Trustee





                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________


Attest:

____________________
Title:

                                    EXHIBIT A



                                ALZA CORPORATION

                  % CONVERTIBLE SUBORDINATED DEBENTURE DUE 2006
              ----


No. __                                                            CUSIP ________


     ALZA Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to _____________________ or registered assigns, the principal sum of __________
($__________) on        , 2006, at the office or agency of the Company main-
tained for that purpose in The City of New York, or,
at the option of the holder of this Debenture, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on ___________ and ___________ of each year, commencing [___________, 1996], on said principal sum at said office or agency, in like
coin or currency, at the rate per annum of   %, from ___________ or ___________,
as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the
Debentures, in which case from [___________   ,] until payment of said principal
sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any ___________ or ___________, as the case may be, and before the following ___________ or ___________, this Debenture shall bear interest from such ___________ or ___________; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such ___________ or ___________, then this Debenture shall bear interest from the next preceding
___________ or ___________ to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from [___________] 1996. The interest payable on the Debenture pursuant to the Indenture on any ___________ or ___________ will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the ___________ or ___________ (whether or not a Business Day) next preceding such ___________ or
___________, as provided in the Indenture; PROVIDED that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.



Dated:                             ALZA CORPORATION


                                   By:
                                      ------------------------------------------



[SEAL]                             Attest:
                                          --------------------------------------



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.


THE CHASE MANHATTAN BANK, N.A., not in its individual capacity but solely as Trustee


By:
   --------------------------------
   Authorized Signatory


By:
   -------------------------------
   As Authenticating Agent
   (if different from Trustee)

                         [FORM OF REVERSE OF DEBENTURE]

                                ALZA CORPORATION

                  % CONVERTIBLE SUBORDINATED DEBENTURE DUE 2006
              ----


     This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its ___% Convertible Subordinated Debentures due 2006 (the "Debentures"), issued pursuant to an indenture, dated as of April ___, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., not in its individual capacity but solely as trustee (the "Trustee").
Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Debentures may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debenture, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders in any material respect, or change the obligation of the Company to repurchase any Debenture upon the occurrence of a Change in Control in a manner adverse to the holder of the Debentures, or impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section
14.7 thereof, without the consent of the holder of each Debenture so affected or
(ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then out-standing. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Debentures, a default in the payment of redemption price pursuant to Article III or repurchase price pursuant to Article XV or a failure by the Company to convert any Debentures into Common Stock of the Company. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

          The Debentures will not be redeemable at the option of the Company prior to _____, 1999. At any time on or after _____, 1999, and prior to maturity the Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

     If redeemed during the 12-month period beginning ______________:

                                          Redemption
               Year                          Price
               ----                          -----
               1999. . . . . . . . . . . .   ___.___%
               2000. . . . . . . . . . . .   ___.___%
               2001. . . . . . . . . . . .   ___.___%
               2002. . . . . . . . . . . .   ___.___%
               2003 and thereafter . . . .   100.000%

provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the Debentures being redeemed.

     The Debentures are not subject to redemption through the operation of any sinking fund.

     If a Change in Control (as defined in the Indenture) occurs, the holder of this Debenture shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Debenture or any portion of the principal amount hereof that is an integral multiple of $1,000 for cash at a Repurchase Price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Repurchase Date; PROVIDED that if such Repurchase Date is ___________ or ___________, then the interest payable on such date shall be paid to the holder of record of the Debenture on the next preceding ___________ or _____________, respectively. Within 15 days after the occurrence of a Change in Control, the Company is obligated to give all holders of record of Debentures notice of the occurrence of such Change in Control and of the repurchase right arising as a result thereof.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Debentures and prior to the close of business on ___________, 2006, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the Conversion Price of $_____ or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in The City of New York, or at the option of such holder, the Corporate
Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or divi-dends will be made upon any conversion; PROVIDED, HOWEVER, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

     Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in

The City of New York, or at the option of the holder of this Debenture, at the Corporate Trust Office, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

     No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Deben-ture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -           as tenants in common             UNIF GIFT MIN ACT-- ______  Custodian ______
TEN ENT -           as tenants by the                                    (Cust.)           (Minor)
                    entireties                             under Uniform Gifts to Minors Act
JT TEN -            as joint tenants
                    with right of
                    survivorship and not             --------------------------------------
                    as tenants in common                              (State)


                    Additional abbreviations may also be used
                          though not in the above list.

                                  CONVERSION NOTICE


To: ALZA CORPORATION


    The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of ALZA Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.


Dated:
      --------------



                        -----------------------------------------------------


                        -----------------------------------------------------
                        Signature(s)

    Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Debentures to be delivered, other than to and in the name of the registered holder.



                        -----------------------------------------------------
                        Signature Guarantee

Fill in for registration of
shares of Common Stock if
to be issued, and Debentures
if to be delivered, other
than to and in the name of
the registered holder:


- -------------------------
(Name)


- -------------------------
(Street Address)


- -------------------------
(City, State and Zip Code)

Please print name and address

                             Principal amount to be converted
                             (if less than all): $________


                             ------------------------------------------------
                             Social Security or Other Taxpayer Identification Number

                              OPTION TO ELECT REPURCHASE
                               UPON A CHANGE IN CONTROL


To: ALZA CORPORATION


    The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from ALZA Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the repurchase price, together with accrued interest to, but excluding, such date, to the registered holder hereof.


Dated:
      --------------         ------------------------------------------------


                             ------------------------------------------------
                             Signature(s)

                             NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                             Principal amount to be repurchased
                             (if less than all): $________


                             ------------------------------------------------
                             Social Security or Other Taxpayer Identification Number

                                  TABLE OF CONTENTS


ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

    Section 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . .    1

         Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Board of Directors. . . . . . . . . . . . . . . . . . . . . . . .    1
         Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Cash or cash. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Company Order . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Corporate Trust Office. . . . . . . . . . . . . . . . . . . . . .    2
         Debenture or Debentures . . . . . . . . . . . . . . . . . . . . .    2
         Debentureholder or Holder . . . . . . . . . . . . . . . . . . . .    2
         Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Event of Default. . . . . . . . . . . . . . . . . . . . . . . . .    3
         Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Officers' Certificate . . . . . . . . . . . . . . . . . . . . . .    3
         Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . .    3
         Over-Allotment Option . . . . . . . . . . . . . . . . . . . . . .    3
         Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Predecessor Debenture . . . . . . . . . . . . . . . . . . . . . .    3
         Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . .    4
         Responsible Officer . . . . . . . . . . . . . . . . . . . . . . .    4
         Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . .    4
         Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .    5
         Trust Officer . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

    Section 1.2  Other Definitions . . . . . . . . . . . . . . . . . . . .    5
    Section 1.3  Incorporation by Reference of Trust
                 Indenture Act . . . . . . . . . . . . . . . . . . . . . .    6
    Section 1.4  Rules of Construction . . . . . . . . . . . . . . . . . .    6

ARTICLE II THE DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . .    7

    Section 2.1  Form and Dating . . . . . . . . . . . . . . . . . . . . .    7
    Section 2.2  Execution and Authentication. . . . . . . . . . . . . . .    7
    Section 2.3  Registrar, Paying Agent and
                 Conversion Agent. . . . . . . . . . . . . . . . . . . . .    8
    Section 2.4  Paying Agent To Hold Assets in Trust. . . . . . . . . . .    8


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    Section 2.5  Debentureholder Lists . . . . . . . . . . . . . . . . . .    9
    Section 2.6  Transfer and Exchange . . . . . . . . . . . . . . . . . .    9
    Section 2.7  Replacement Debentures. . . . . . . . . . . . . . . . . .   10
    Section 2.8  Outstanding Debentures;
                 Determinations of Holders' Action . . . . . . . . . . . .   11
    Section 2.9  Temporary Debentures. . . . . . . . . . . . . . . . . . .   12
    Section 2.10 Cancellation. . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE III REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . .   13

    Section 3.1  Right to Redeem; Notices to Trustee . . . . . . . . . . .   13
    Section 3.2  Selection of Debentures
                 to Be Redeemed. . . . . . . . . . . . . . . . . . . . . .   13
    Section 3.3  Notice of Redemption. . . . . . . . . . . . . . . . . . .   14
    Section 3.4  Effect of Notice of Redemption. . . . . . . . . . . . . .   14
    Section 3.5  Deposit of Redemption Price . . . . . . . . . . . . . . .   15
    Section 3.6  Debentures Redeemed in Part.. . . . . . . . . . . . . . .   15
    Section 3.7  Conversion Arrangement on Call
                 for Redemption. . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE IV SUBORDINATION OF DEBENTURES . . . . . . . . . . . . . . . . . .   16

    Section 4.1  Debentures Subordinate to
                 Senior Indebtedness . . . . . . . . . . . . . . . . . . .   16
    Section 4.2  Payment Over of Proceeds
                 Upon Dissolution. . . . . . . . . . . . . . . . . . . . .   16
    Section 4.3  Prior Payment of Senior Indebtedness
                 Upon Acceleration of Debentures . . . . . . . . . . . . .   18
    Section 4.4  No Payment When Senior Indebtedness
                 in Default. . . . . . . . . . . . . . . . . . . . . . . .   18
    Section 4.5  Payment Permitted If No Default . . . . . . . . . . . . .   19
    Section 4.6  Subrogation to Rights of Holders
                 of Senior Indebtedness. . . . . . . . . . . . . . . . . .   19
    Section 4.7  Provisions Solely to Define Relative
                 Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 4.8  Trustee to Effectuate Subordination . . . . . . . . . . .   20
    Section 4.9  No Waiver of Subordination
                 Provisions. . . . . . . . . . . . . . . . . . . . . . . .   21
    Section 4.10 Notice to Trustee . . . . . . . . . . . . . . . . . . . .   21
    Section 4.11 Reliance on Judicial Order or
                 Certificate of Liquidating Agent. . . . . . . . . . . . .   22
    Section 4.12 Trustee Not Fiduciary for
                 Holders of Senior Indebtedness. . . . . . . . . . . . . .   22
    Section 4.13 Rights of Trustee as Holder of Senior
                 Indebtedness; Preservation of
                 Trustee's Rights. . . . . . . . . . . . . . . . . . . . .   22
    Section 4.14 Article Applicable to Paying Agents . . . . . . . . . . .   22
    Section 4.15 Certain Conversions Deemed Payment. . . . . . . . . . . .   23

ARTICLE V PARTICULAR COVENANTS OF THE COMPANY. . . . . . . . . . . . . . .   23

    Section 5.1  Payment of Principal, Premium


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

                 and Interest. . . . . . . . . . . . . . . . . . . . . . .   23
    Section 5.2  Maintenance of Office or Agency . . . . . . . . . . . . .   24
    Section 5.3  Appointments to Fill Vacancies in
                 Trustee's Office. . . . . . . . . . . . . . . . . . . . .   24
    Section 5.4  Corporate Existence . . . . . . . . . . . . . . . . . . .   24
    Section 5.5  Stay, Extension and Usury Laws. . . . . . . . . . . . . .   24
    Section 5.6  Compliance Certificate. . . . . . . . . . . . . . . . . .   25
    Section 5.7  SEC Reports . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE VI DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . .   25

    Section 6.1  Events of Default . . . . . . . . . . . . . . . . . . . .   25
    Section 6.2  Payments of Debentures on Default;
                 Suit Therefor . . . . . . . . . . . . . . . . . . . . . .   28
    Section 6.3  Application of Monies Collected by
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . .   30
    Section 6.4  Proceedings by Debentureholder. . . . . . . . . . . . . .   31
    Section 6.5  Proceedings by Trustee. . . . . . . . . . . . . . . . . .   31
    Section 6.6  Remedies Cumulative and Continuing. . . . . . . . . . . .   32
    Section 6.7  Direction of Proceedings and Waiver
                 of Defaults by Majority of
                 Debentureholders. . . . . . . . . . . . . . . . . . . . .   32
    Section 6.8  Undertaking to Pay Costs. . . . . . . . . . . . . . . . .   33

ARTICLE VII TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

    Section 7.1  Duties of Trustee . . . . . . . . . . . . . . . . . . . .   33
    Section 7.2  Rights of Trustee . . . . . . . . . . . . . . . . . . . .   35
    Section 7.3  Individual Rights of Trustee. . . . . . . . . . . . . . .   35
    Section 7.4  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . .   36
    Section 7.5  Notice of Defaults. . . . . . . . . . . . . . . . . . . .   36
    Section 7.6  Reports by Trustee to Holders . . . . . . . . . . . . . .   36
    Section 7.7  Compensation and Indemnity. . . . . . . . . . . . . . . .   36
    Section 7.8  Replacement of Trustee. . . . . . . . . . . . . . . . . .   37
    Section 7.9  Successor Trustee by Merger . . . . . . . . . . . . . . .   38
    Section 7.10 Eligibility; Disqualification . . . . . . . . . . . . . .   38
    Section 7.11 Preferential Collection of Claims
                 Against Company . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE VIII CONCERNING THE DEBENTUREHOLDERS . . . . . . . . . . . . . . .   39

    Section 8.1  Action by Debentureholders. . . . . . . . . . . . . . . .   39
    Section 8.2  Proof of Execution by
                 Debentureholders. . . . . . . . . . . . . . . . . . . . .   39
    Section 8.3  Who Are Deemed Absolute Owners. . . . . . . . . . . . . .   40
    Section 8.4  Revocation of Consents;
                 Future Holders Bound. . . . . . . . . . . . . . . . . . .   40

ARTICLE IX DEBENTUREHOLDERS' MEETINGS. . . . . . . . . . . . . . . . . . .   40

    Section 9.1  Purpose of Meetings . . . . . . . . . . . . . . . . . . .   40
    Section 9.2  Call of Meetings by Trustee . . . . . . . . . . . . . . .   41


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

    Section 9.3  Call of Meetings by Company or
                 Debentureholders. . . . . . . . . . . . . . . . . . . . .   41
    Section 9.4  Qualifications for Voting . . . . . . . . . . . . . . . .   42
    Section 9.5  Regulations . . . . . . . . . . . . . . . . . . . . . . .   42
    Section 9.6  Voting. . . . . . . . . . . . . . . . . . . . . . . . . .   42
    Section 9.7  No Delay of Rights by Meeting . . . . . . . . . . . . . .   43

ARTICLE X SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . . .   43

    Section 10.1  Supplemental Indentures without
                  Consent of Debentureholders. . . . . . . . . . . . . . .   43
    Section 10.2  Supplemental Indentures with Consent of
                  Debentureholders . . . . . . . . . . . . . . . . . . . .   45
    Section 10.3  Effect of Supplemental Indenture . . . . . . . . . . . .   46
    Section 10.4  Notation on Debentures . . . . . . . . . . . . . . . . .   46
    Section 10.5  Evidence of Compliance of Supplemental
                  Indenture to Be Furnished Trustee. . . . . . . . . . . .   46

ARTICLE XI CONSOLIDATION, MERGER, SALE, CONVEYANCE
          AND LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

    Section 11.1  Company May Consolidate Etc. on
                  Certain Terms. . . . . . . . . . . . . . . . . . . . . .   46
    Section 11.2  Successor Corporation to Be
                  Substituted. . . . . . . . . . . . . . . . . . . . . . .   47
    Section 11.3  Opinion of Counsel to Be Given
                  Trustee. . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE XII SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . . . . .   48

    Section 12.1  Discharge of Indenture . . . . . . . . . . . . . . . . .   48
    Section 12.2  Deposited Monies to Be Held in
                  Trust by Trustee . . . . . . . . . . . . . . . . . . . .   49
    Section 12.3  Paying Agent to Repay Monies Held. . . . . . . . . . . .   49
    Section 12.4  Return of Unclaimed Monies . . . . . . . . . . . . . . .   49
    Section 12.5  Reinstatement. . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE XIII IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
             OFFICERS AND DIRECTORS. . . . . . . . . . . . . . . . . . . .   50

    Section 13.1  Indenture and Debentures Solely
                  Corporate Obligations. . . . . . . . . . . . . . . . . .   50

ARTICLE XIV CONVERSION OF DEBENTURES . . . . . . . . . . . . . . . . . . .   50

    Section 14.1  Right to Convert . . . . . . . . . . . . . . . . . . . .   50
    Section 14.2  Exercise of Conversion Privilege;
                  Issuance of Common Stock on
                  Conversion; No Adjustment for
                  Interest or Dividends. . . . . . . . . . . . . . . . . .   51
    Section 14.3  Cash Payments in Lieu of Fractional


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


                  Shares . . . . . . . . . . . . . . . . . . . . . . . . .   52
    Section 14.4  Conversion Price . . . . . . . . . . . . . . . . . . . .   53
    Section 14.5  Adjustment of Conversion Price . . . . . . . . . . . . .   53
    Section 14.6  Effect of Reclassification,
                  Consolidation, Merger or Sale. . . . . . . . . . . . . .   63
    Section 14.7  Taxes on Shares Issued . . . . . . . . . . . . . . . . .   64
    Section 14.8  Reservation of Shares; Shares to Be
                  Fully Paid; Compliance with Governmental
                  Requirements; Listing of Common Stock. . . . . . . . . .   64
    Section 14.9  Responsibility of Trustee. . . . . . . . . . . . . . . .   65
    Section 14.10 Notice to Holders Prior to Certain
                  Actions. . . . . . . . . . . . . . . . . . . . . . . . .   66

ARTICLE XV REPURCHASE OF DEBENTURES AT OPTION OF
          THE HOLDER UPON CHANGE IN CONTROL. . . . . . . . . . . . . . . .   67

    Section 15.1  Right to Require Repurchase. . . . . . . . . . . . . . .   67
    Section 15.2  Notices; Method of Exercising
                  Repurchase Right, Etc. . . . . . . . . . . . . . . . . .   67
    Section 15.3  Certain Definitions. . . . . . . . . . . . . . . . . . .   69
    Section 15.4  Change in Control. . . . . . . . . . . . . . . . . . . .   70
    Section 15.5  Consolidation, Merger, Etc.. . . . . . . . . . . . . . .   70

ARTICLE XVI MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . .   71

    Section 16.1  Successors . . . . . . . . . . . . . . . . . . . . . . .   71
    Section 16.2  Official Acts by Successor
                  Corporation. . . . . . . . . . . . . . . . . . . . . . .   71
    Section 16.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . .   71
    Section 16.4  Governing Law. . . . . . . . . . . . . . . . . . . . . .   72
    Section 16.5  Certificate and Opinion as to
                  Conditions Precedent . . . . . . . . . . . . . . . . . .   72
    Section 16.6  Statements Required in Certificate
                  or Opinion.. . . . . . . . . . . . . . . . . . . . . . .   72
    Section 16.7  Legal Holidays . . . . . . . . . . . . . . . . . . . . .   73
    Section 16.8  Trust Indenture Act Controls . . . . . . . . . . . . . .   73
    Section 16.9  No Security Interest Created . . . . . . . . . . . . . .   73
    Section 16.10 Benefits of Indenture. . . . . . . . . . . . . . . . . .   73
    Section 16.11 Table of Contents, Headings, Etc.. . . . . . . . . . . .   73
    Section 16.12 Authenticating Agent . . . . . . . . . . . . . . . . . .   73
    Section 16.13 Separability Clause. . . . . . . . . . . . . . . . . . .   75
    Section 16.14 Rules By Trustee, Paying Agent,
                  Conversion Agent and Registrar . . . . . . . . . . . . .   75
    Section 16.15 No Recourse Against Others . . . . . . . . . . . . . . .   75
    Section 16.16 Execution in Counterparts. . . . . . . . . . . . . . . .   75


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

- - - - - - - - - - - - - - - - COMPARISON OF FOOTNOTES
- - - - - - - - - - - - - - - -

- -FOOTNOTE * -
 $460,000,000 if the Over-Allotment Option is exercised in full.


- - - - - - - - - - - - - - - - COMPARISON OF FOOTERS - - - - - - - - - - - - - -

- -FOOTER 1 -
0038247.06 - San Francisco Server la Draft April 4, 1996 - 8:18 pm


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